Exhibit 99.1

NEWS RELEASE

For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Third Quarter Results:

•                  Net sales of $786.2 million.

•                  Adjusted EBITDA of $151.1 million.

•                  As reported EPS from continuing operations of $0.14 vs. $(0.06).

•                  As adjusted EPS from continuing operations of $0.19 vs. $0.45.

•                  Free cash flow of $116.3 million.

Princeton, New Jersey; October 26, 2009 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today announced results for the third quarter of 2009, as compared to the same period last year.

Commenting on the third quarter results, Seifi Ghasemi, Chairman and Chief Executive Officer, said, “Since the start of the global economic slowdown in October 2008, we have maintained the position that Rockwood has the determination, ability and flexibility to control its operations and costs so that we can deliver high margins and generate a substantial amount of free cash during the difficult economic environment in 2009.  Our third quarter results demonstrate our ability to deliver on what we had promised.  Our Adjusted EBITDA margin for the third quarter of 2009 was 19.2%, which is higher than the 18.5% achieved in the third quarter of 2008.  In addition, we generated $116.3 million of free cash during the third quarter of 2009 and had $288 million of cash on hand as of September 30, 2009.”

The highlights for the third quarter are as follows:

•                  Net sales were $786.2 million for the third quarter of 2009, down 10.7% compared to $880.8 million for the same period in the prior year.  Net sales were $2,176.6 million for the nine months ended September 30, 2009, down 17.8% compared to $2,647.8 million for the same period in the prior year.

•                  Adjusted EBITDA from continuing operations was $151.1 million for the third quarter of 2009, down 7.4% compared to $163.2 million for the same period in the prior year.  Adjusted EBITDA from continuing operations was $385.6 million for the nine months ended September 30, 2009, down 24.0% compared to $507.5 million for the same period in the prior year.

•                  On a constant-currency basis, net sales and Adjusted EBITDA from continuing operations were down 7.1% and 3.7%, respectively, for the third quarter of 2009, and were down 11.2% and 18.5%, respectively, for the nine months ended September 30, 2009.

•                  Net income from continuing operations attributable to Rockwood Holdings, Inc. for the third quarter of 2009 was $10.2 million, including after-tax net non-recurring and other special charges of $3.8 million.  Net loss from continuing operations attributable to Rockwood Holdings, Inc. for the third quarter of 2008 was $4.8 million, including after-tax net non-recurring and other special charges of $39.5 million primarily related to foreign exchange losses on financing activities and mark-to-market valuation losses on interest rate hedging instruments.

Net income from continuing operations attributable to Rockwood Holdings, Inc. for the nine months ended September 30, 2009 was $7.0 million, including after-tax net non-recurring and other special charges of $14.6 million.  Net income from continuing operations attributable to Rockwood Holdings, Inc. for the nine months ended September 30, 2008 was $99.5 million, including after-tax net non-recurring and other special charges of $30.1 million.

•                  Diluted earnings per share from continuing operations for the third quarter of 2009 were $0.14, including after-tax net non-recurring and other special charges of $0.05.  Excluding net non-recurring and other special charges, diluted earnings per share were $0.19 in the third quarter of 2009.  Diluted loss per share from continuing operations for the third quarter of 2008 was $0.06, including after-tax net non-recurring and other special charges of $0.51.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $0.45 in the third quarter of 2008.

Diluted earnings per share from continuing operations for the nine months ended September 30, 2009 were $0.09, including after-tax net non-recurring and other special charges of $0.20.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $0.29 in the nine months ended September 30, 2009.  Diluted earnings per share from continuing operations for the nine months ended September 30, 2008 were $1.30, including after-tax net non-recurring and other special charges of $0.39.  Excluding net non-recurring and other special charges, diluted earnings per share from continuing operations were $1.69 in the nine months ended September 30, 2008.

Commenting on the outlook, Mr. Ghasemi said “In the months ahead, we will continue to benefit from our proactive efforts towards managing our operations and maintaining our margins.  We expect our Adjusted EBITDA margin to be between 18-19% of net sales as we move forward.  In addition, as usual, we will maintain our focus to continue to generate a significant amount of free cash.”

Third quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales and Adjusted EBITDA decreased 18.2% and 13.6%, respectively.

•                  In our Fine Chemicals business, lower volumes were partially offset by lower raw material costs and cost control measures.

•                  In our Surface Treatment business, lower volumes, particularly in general industrial and automotive applications, were partially offset by higher selling prices, cost control measures and the impact of a bolt-on acquisition.

•                  Performance Additives:  Net sales and Adjusted EBITDA decreased 18.4% and 1.0%, respectively.  Excluding the negative impact of currency changes, Adjusted EBITDA increased 3.5%.

•                  Adjusted EBITDA was positively impacted by lower raw material costs, cost control measures, higher selling prices and the impact of a bolt-on acquisition in our Color Pigments and Services business.

•                  Results were negatively impacted primarily by lower volumes of construction-related products in our Color Pigments and Services business and lower volumes in our Clay-based Additives business.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA increased 26.2% and 2.9%, respectively.  However, net sales and Adjusted EBITDA declined excluding the impact of the venture that was completed in September 2008.

•                  Lower volumes for titanium dioxide and functional additives had a negative effect on results.

•                  Adjusted EBITDA was positively impacted by cost control measures, lower raw material costs, as well as higher selling prices.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA decreased 14.1% and 17.6%, respectively.

•                  Lower volumes in all applications, except medical, were partially offset by the impact of a bolt-on acquisition and cost control measures.

•                  Specialty Compounds:  Net sales decreased 20.1%, while Adjusted EBITDA increased 11.4%.

•                  Net sales were down primarily from lower selling prices and lower volumes in most applications, particularly in wire and cable.

•                  Adjusted EBITDA increased primarily from lower raw material and other operating costs.

Corporate and other:   Corporate costs were primarily down due to lower compensation-related costs and professional fees, as well as other cost control measures.

•                  Other Items:

•                  Restructuring and other severance costs of $4.2 million were recorded in the third quarter of 2009 primarily related to headcount reductions throughout the Company.

•                  Interest expense decreased $2.3 million in the third quarter of 2009 compared to the same period in the prior year.  The third quarter of 2009 and 2008 included non-cash losses of $1.3 million and $10.0 million, respectively, representing the movement in the mark-to-market valuation of our interest rate hedges.  Excluding the impact of these losses, interest expense increased $6.4 million primarily due to higher interest rates related to the amendment of our senior secured credit facility in June 2009, partially offset by debt repayments.

•                  Loss on early extinguishment of debt, net.  In the third quarter of 2009, we recorded a loss on early extinguishment of debt, net of $0.9 million primarily related to lender fees to extend the maturity of our revolving credit facility.

•                  Foreign exchange gain of $4.5 million for the third quarter of 2009 was primarily due to the impact of the stronger euro as of September 30, 2009 versus June 30, 2009 in connection with non-operating Euro-denominated transactions.  Foreign exchange loss of $26.5 million for the third quarter of 2008 was due to the impact of the weaker euro as of September 30, 2008 versus June 30, 2008 primarily related to euro-denominated intercompany financing transactions.

•                  Income taxes.  The effective tax rate for the third quarter of 2009 was 57.5% and was negatively impacted by domestic tax losses that were not tax benefited.

•                  Free cash flow was an inflow of $116.3 million for the third quarter of 2009. This amount consisted of net cash provided by operating activities of $138.6 million plus non-recurring items and other, net of $12.8 million, less capital expenditures, net of $35.1 million. Free cash flow was an inflow of $201.6 million for the nine months ended September 30, 2009.

•                  Net debt, which is total debt less cash and cash equivalents, was $2,274.9 million as of September 30, 2009 compared to $2,342.5 million as of December 31, 2008.  The decrease in net debt was primarily due to the cash flow generated from our operations in the first nine months of 2009.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the third quarter ended September 30, 2009 on Monday, October 26, 2009 at 1:00 pm Eastern Daylight Time.  The dial-in number to access the conference call in the U.S. is (800) 288-8974 and the international dial-in number is (612) 332-0107.  No access code is needed for either call.  A replay of the conference call will be available through November 9, 2009 at (800) 475-6701 in the U.S., access code: 116048, and internationally at (320) 365-3844, access code: 116048.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on the site on the morning of the call.  The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income (loss)/diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options vest (as both such bonuses and options are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income (loss) attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity.  Our presentation of free cash flow is defined as net cash from operating activities from continuing operations, plus non-recurring items and other, net less capital expenditures, net (includes proceeds on the sale of property, plant and equipment and excludes sales of property, plant and equipment related to sales of businesses).  Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income (loss) from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income (loss) or diluted earnings (loss) per share.  Management believes that net income (loss) and diluted earnings (loss) per share from continuing operations attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein.  These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 10,000 people and annual net sales of approximately $3.0 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2008 Form 10-K on file with the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net sales	$786.2	$880.8	$2,176.6	$2,647.8
Cost of products sold	555.0	623.3	1,560.1	1,834.5
Gross profit	231.2	257.5	616.5	813.3

Selling, general and administrative expenses	154.8	170.3	450.9	512.7
Restructuring and other severance costs	4.2	3.4	16.0	5.7
Gain on sale of assets and other	(0.4)	(2.7)	(0.3)	(1.8)
Operating income	72.6	86.5	149.9	296.7

Other expenses, net:
Interest expense (a)	(54.0)	(56.3)	(132.6)	(139.7)
Interest income	0.4	0.6	1.2	4.2
Loss on early extinguishment of debt, net	(0.9)	—	(26.6)	—
Foreign exchange gain (loss), net	4.5	(26.5)	15.4	(12.2)
Other, net	—	0.2	0.4	0.7
Other expenses, net	(50.0)	(82.0)	(142.2)	(147.0)

Income from continuing operations before taxes	22.6	4.5	7.7	149.7
Income tax provision	13.0	10.3	6.9	50.6
Income (loss) from continuing operations	9.6	(5.8)	0.8	99.1
(Loss) income from discontinued operations, net of tax	(0.1)	1.5	3.3	2.9
Net income (loss)	9.5	(4.3)	4.1	102.0
Net loss attributable to noncontrolling interest	0.6	1.0	6.2	0.4
Net income (loss) attributable to Rockwood Holdings, Inc.	$10.1	$(3.3)	$10.3	$102.4

Amounts attributable to Rockwood Holdings, Inc.:
Income (loss) from continuing operations	$10.2	$(4.8)	$7.0	$99.5
(Loss) income from discontinued operations	(0.1)	1.5	3.3	2.9
Net income (loss)	$10.1	$(3.3)	$10.3	$102.4

Basic earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.14	$(0.06)	$0.09	$1.35
Earnings from discontinued operations	—	0.02	0.05	0.03
Basic earnings (loss) per share	$0.14	$(0.04)	$0.14	$1.38

Diluted earnings (loss) per share attributable to Rockwood Holdings, Inc.:
Earnings (loss) from continuing operations	$0.14	$(0.06)	$0.09	$1.30
(Loss) earnings from discontinued operations	(0.01)	0.02	0.05	0.03
Diluted earnings (loss) per share	$0.13	$(0.04)	$0.14	$1.33

Weighted average number of basic shares outstanding	74,104	74,039	74,084	73,957

Weighted average number of diluted shares outstanding	75,520	74,039	74,372	76,795

(a) Interest expense includes:
Interest expense on debt	$(51.1)	$(43.9)	$(127.7)	$(125.8)
Mark-to-market (losses) gains on interest rate swaps	(1.3)	(10.0)	1.3	(6.8)
Deferred financing costs	(1.6)	(2.4)	(6.2)	(7.1)
Total	$(54.0)	$(56.3)	$(132.6)	$(139.7)

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$287.8	$468.7
Accounts receivable, net	486.3	464.6
Inventories	535.9	641.0
Deferred income taxes	26.9	22.1
Prepaid expenses and other current assets	68.1	65.9
Total current assets	1,405.0	1,662.3
Property, plant and equipment, net	1,742.5	1,752.2
Goodwill	959.9	917.8
Other intangible assets, net	730.4	754.8
Deferred debt issuance costs, net of accumulated amortization of $9.4 and $39.2, respectively	28.2	39.1
Deferred income taxes	26.1	11.6
Other assets	38.5	39.5
Total assets	$4,930.6	$5,177.3
LIABILITIES
Current liabilities:
Accounts payable	$220.0	$260.8
Income taxes payable	4.5	4.1
Accrued compensation	61.5	92.6
Restructuring liability	9.3	18.9
Accrued expenses and other current liabilities	218.8	198.5
Deferred income taxes	8.4	9.0
Long-term debt, current portion	88.1	90.9
Total current liabilities	610.6	674.8
Long-term debt	2,474.6	2,720.3
Pension and related liabilities	373.2	352.0
Deferred income taxes	95.9	97.6
Other liabilities	184.0	191.6
Total liabilities	3,738.3	4,036.3
Restricted stock units	1.3	2.1
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 74,212 shares issued and 74,118 shares outstanding at September 30, 2009; 400,000 shares authorized, 74,155 shares issued and 74,061 shares outstanding at December 31, 2008)	0.7	0.7
Paid-in capital	1,167.2	1,163.5
Accumulated other comprehensive income	264.3	204.0
Accumulated deficit	(533.0)	(543.3)
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	897.8	823.5
Noncontrolling interest	293.2	315.4
Total equity	1,191.0	1,138.9
Total liabilities and equity	$4,930.6	$5,177.3

Rockwood Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Nine months ended
	September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4.1	$102.0
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(3.3)	(2.9)
Depreciation and amortization	208.5	190.6
Deferred financing costs amortization	6.2	7.1
Loss on early extinguishment of debt, net (a)	26.6	—
Foreign exchange (gain) loss, net	(15.4)	12.2
Fair value adjustment of derivatives	(1.2)	6.8
Bad debt provision	0.7	0.9
Acquired in-process research and development	—	2.8
Stock-based compensation	3.1	6.3
Deferred income taxes	(11.5)	14.2
Gain (loss) on sale of assets and other	0.1	(1.8)
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(4.6)	(60.5)
Inventories	121.4	(45.0)
Prepaid expenses and other assets	(0.3)	6.4
Accounts payable	(32.2)	(29.1)
Income taxes payable	(0.8)	3.4
Accrued expenses and other liabilities	(26.9)	26.1
Net cash provided by operating activities of continuing operations	274.5	239.5
Net cash provided by operating activities of discontinued operations	—	11.9
Net cash provided by operating activities	274.5	251.4
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees and payments for prior acquisitions, net of cash acquired	(6.4)	(181.7)
Post closing purchase price consideration	—	29.1
Capital expenditures, excluding capital leases	(116.5)	(157.1)
Proceeds on sale of assets	7.9	4.3
Net cash used in investing activities of continuing operations	(115.0)	(305.4)
Net cash used in investing activities of discontinued operations	(0.5)	(5.1)
Net cash used in investing activities	(115.5)	(310.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	0.4	2.4
Prepayment of 2014 Notes	(146.8)	—
Proceeds from Titanium Dioxide Pigments revolving credit facility	14.1	—
Prepayment of senior secured debt	(102.3)	—
Repayment of senior secured debt	(49.2)	(68.7)
Payments on other long-term debt	(6.2)	(30.7)
Deferred financing costs	(13.8)	(5.0)
Fees related to early extinguishment of debt	(12.0)	—
Loan from Viance noncontrolling shareholder	2.0	—
Titanium Dioxide Pigments venture financing	—	362.5
Payment of assumed debt to Titanium Dioxide Pigments noncontrolling shareholder	—	(141.4)
Contractual advance to Titanium Dioxide Pigments noncontrolling shareholder	(16.0)	—
Distribution to noncontrolling shareholder	—	(3.9)
Net cash (used in) provided by financing activities of continuing operations	(329.8)	115.2
Net cash used in financing activities of discontinued operations	—	—
Net cash (used in) provided by financing activities	(329.8)	115.2
Effect of exchange rate changes on cash and cash equivalents	(10.1)	4.1
Net (decrease) increase in cash and cash equivalents	(180.9)	60.2
Cash and cash equivalents of continuing operations, beginning of period	468.7	350.1
Cash and cash equivalents of continuing operations, end of period	$287.8	$410.3

(a)

Includes the write-off of deferred financing costs of $20.9 and lender fees related to the early extinguishment of debt of $12.0, partially offset by a discount on the prepayment of the 2014 Notes of $6.3.

Supplemental disclosures of cash flow information:
Interest paid	$118.1	$104.0
Income taxes paid, net of refunds	18.9	32.9
Non-cash investing activities:
Titanium Dioxide Pigments venture formation, net	—	214.7
Acquisition of capital equipment	8.1	8.0
Fees related to early extinguishment of debt	1.6	—

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Three Months Ended
	September 30,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$261.5	$319.5	(18.2)%
Performance Additives	182.2	223.2	(18.4)
Titanium Dioxide Pigments	177.5	140.6	26.2
Advanced Ceramics	108.6	126.4	(14.1)
Specialty Compounds	54.8	68.6	(20.1)
Corporate and other	1.6	2.5	(36.0)
Total (a)	$786.2	$880.8	(10.7)%

	Adjusted EBITDA
	Three Months Ended
	September 30,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$68.1	$78.8	(13.6)%
Performance Additives	28.3	28.6	(1.0)
Titanium Dioxide Pigments	24.6	23.9	2.9
Advanced Ceramics	31.4	38.1	(17.6)
Specialty Compounds	8.8	7.9	11.4
Corporate and other	(10.1)	(14.1)	28.4
Adjusted EBITDA from continuing operations	151.1	163.2	(7.4)
Discontinued operations - Pool and Spa Chemicals	—	2.7	(100.0)
Total Adjusted EBITDA	$151.1	$165.9	(8.9)%

(a) Excludes net sales of $19.6 million for the three months ended September 30, 2008 from the Pool and Spa Chemicals business that was sold in October 2008. The results of this business have been accounted for as a discontinued operation in the condensed consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales
	Nine Months Ended
	September 30,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$723.0	$966.7	(25.2)%
Performance Additives	517.6	676.8	(23.5)
Titanium Dioxide Pigments	480.8	380.8	26.3
Advanced Ceramics	293.6	404.9	(27.5)
Specialty Compounds	157.5	210.8	(25.3)
Corporate and other	4.1	7.8	(47.4)
Total (a)	$2,176.6	$2,647.8	(17.8)%

	Adjusted EBITDA
	Nine Months Ended
	September 30,
($ in millions)	2009	2008	% Change
Specialty Chemicals	$175.9	$241.4	(27.1)%
Performance Additives	71.2	99.5	(28.4)
Titanium Dioxide Pigments	65.6	60.2	9.0
Advanced Ceramics	75.3	121.5	(38.0)
Specialty Compounds	25.5	26.7	(4.5)
Corporate and other	(27.9)	(41.8)	33.3
Adjusted EBITDA from continuing operations	385.6	507.5	(24.0)
Discontinued operations - Pool and Spa Chemicals	—	5.1	(100.0)
Total Adjusted EBITDA	$385.6	$512.6	(24.8)%

(a) Excludes net sales of $52.0 million for the nine months ended September 30, 2008 from the Pool and Spa Chemicals business that was sold in October 2008. The results of this business have been accounted for as a discontinued operation in the condensed consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Net Sales:
Specialty Chemicals	$261.5	$319.5	$(58.0)	(18.2)%
Performance Additives	182.2	223.2	(41.0)	(18.4)
Titanium Dioxide Pigments	177.5	140.6	36.9	26.2
Advanced Ceramics	108.6	126.4	(17.8)	(14.1)
Specialty Compounds	54.8	68.6	(13.8)	(20.1)
Corporate and other	1.6	2.5	(0.9)	(36.0)
Total	$786.2	$880.8	$(94.6)	(10.7)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(12.3)	$(45.7)	(14.3)%
Performance Additives	(7.2)	(33.8)	(15.1)
Titanium Dioxide Pigments	(4.6)	41.5	29.5
Advanced Ceramics	(5.1)	(12.7)	(10.0)
Specialty Compounds	(2.7)	(11.1)	(16.2)
Corporate and other	(0.1)	(0.8)	(32.0)
Total	$(32.0)	$(62.6)	(7.1)%

	Three Months Ended
	September 30,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$68.1	$78.8	$(10.7)	(13.6)%
Performance Additives	28.3	28.6	(0.3)	(1.0)
Titanium Dioxide Pigments	24.6	23.9	0.7	2.9
Advanced Ceramics	31.4	38.1	(6.7)	(17.6)
Specialty Compounds	8.8	7.9	0.9	11.4
Corporate and other	(10.1)	(14.1)	4.0	28.4
Adjusted EBITDA from continuing operations	151.1	163.2	(12.1)	(7.4)
Discontinued operations - Pool and Spa Chemicals	—	2.7	(2.7)	(100.0)
Total Adjusted EBITDA	$151.1	$165.9	$(14.8)	(8.9)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(2.3)	$(8.4)	(10.7)%
Performance Additives	(1.3)	1.0	3.5
Titanium Dioxide Pigments	(0.6)	1.3	5.4
Advanced Ceramics	(1.7)	(5.0)	(13.1)
Specialty Compounds	(0.3)	1.2	15.2
Corporate and other	0.2	3.8	27.0
Adjusted EBITDA from continuing operations	(6.0)	(6.1)	(3.7)
Discontinued operations - Pool and Spa Chemicals	—	(2.7)	(100.0)
Total Adjusted EBITDA	$(6.0)	$(8.8)	(5.3)%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Net Sales:
Specialty Chemicals	$723.0	$966.7	$(243.7)	(25.2)%
Performance Additives	517.6	676.8	(159.2)	(23.5)
Titanium Dioxide Pigments	480.8	380.8	100.0	26.3
Advanced Ceramics	293.6	404.9	(111.3)	(27.5)
Specialty Compounds	157.5	210.8	(53.3)	(25.3)
Corporate and other	4.1	7.8	(3.7)	(47.4)
Total	$2,176.6	$2,647.8	$(471.2)	(17.8)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(66.7)	$(177.0)	(18.3)%
Performance Additives	(37.2)	(122.0)	(18.0)
Titanium Dioxide Pigments	(28.9)	128.9	33.8
Advanced Ceramics	(28.5)	(82.8)	(20.4)
Specialty Compounds	(13.7)	(39.6)	(18.8)
Corporate and other	(0.5)	(3.2)	(41.0)
Total	$(175.5)	$(295.7)	(11.2)%

	Nine Months Ended
	September 30,		Total	Total
($ in millions)	2009	2008	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$175.9	$241.4	$(65.5)	(27.1)%
Performance Additives	71.2	99.5	(28.3)	(28.4)
Titanium Dioxide Pigments	65.6	60.2	5.4	9.0
Advanced Ceramics	75.3	121.5	(46.2)	(38.0)
Specialty Compounds	25.5	26.7	(1.2)	(4.5)
Corporate and other	(27.9)	(41.8)	13.9	33.3
Adjusted EBITDA from continuing operations	385.6	507.5	(121.9)	(24.0)
Discontinued operations - Pool and Spa Chemicals	—	5.1	(5.1)	(100.0)
Total Adjusted EBITDA	$385.6	$512.6	$(127.0)	(24.8)%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(10.5)	$(55.0)	(22.8)%
Performance Additives	(5.0)	(23.3)	(23.4)
Titanium Dioxide Pigments	(4.3)	9.7	16.1
Advanced Ceramics	(7.9)	(38.3)	(31.5)
Specialty Compounds	(1.5)	0.3	1.1
Corporate and other	1.0	12.9	30.9
Adjusted EBITDA from continuing operations	(28.2)	(93.7)	(18.5)
Discontinued operations - Pool and Spa Chemicals	—	(5.1)	(100.0)
Total Adjusted EBITDA	$(28.2)	$(98.8)	(19.3)%

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended September 30, 2009

Income (loss) from continuing operations before taxes	$33.4	$2.0	$(2.5)	$8.0
Interest expense	18.9	8.4	6.5	10.0
Interest income	(0.2)	0.1	(0.1)	(0.3)
Depreciation and amortization	18.3	15.9	19.5	13.4
Restructuring and other severance costs	2.3	1.0	0.1	0.7
Systems/organization establishment expenses	0.2	0.6	1.1	0.1
Loss (gain) on early extinguishment of debt, net	1.1	0.2	—	0.3
Gain on sale of assets and other	(0.4)	—	—	—
Foreign exchange (gain) loss, net	(5.4)	(0.1)	—	(0.8)
Other	(0.1)	0.2	—	—
Total Adjusted EBITDA	$68.1	$28.3	$24.6	$31.4

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended September 30, 2009

Income (loss) from continuing operations before taxes	$2.7	$(21.0)	$22.6
Interest expense	2.8	7.4	54.0
Interest income	—	0.1	(0.4)
Depreciation and amortization	3.0	1.4	71.5
Restructuring and other severance costs	0.1	—	4.2
Systems/organization establishment expenses	—	0.4	2.4
Loss (gain) on early extinguishment of debt, net	0.1	(0.8)	0.9
Gain on sale of assets and other	—	—	(0.4)
Foreign exchange (gain) loss, net	—	1.8	(4.5)
Other	0.1	0.6	0.8
Total Adjusted EBITDA	$8.8	$(10.1)	$151.1

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended September 30, 2008

Income (loss) from continuing operations before taxes	$44.5	$(5.2)	$(1.5)	$17.0
Interest expense	14.6	7.8	8.6	8.5
Interest income	1.0	1.0	(0.1)	0.1
Depreciation and amortization	17.8	17.2	14.3	11.8
Restructuring and other severance costs	0.6	1.6	—	0.4
Systems/organization establishment expenses	0.6	1.4	0.7	0.1
Inventory write-up charges	0.1	1.5	2.1	—
(Gain) loss on sale of assets and other	(0.5)	—	—	0.1
Acquired in-process research and development	—	2.8	—	—
Foreign exchange loss (gain), net	0.3	0.3	(0.1)	0.2
Other	(0.2)	0.2	(0.1)	(0.1)
Adjusted EBITDA from continuing operations	78.8	28.6	23.9	38.1
Discontinued operations - Pool and Spa Chemicals	—	2.7	—	—
Total Adjusted EBITDA	$78.8	$31.3	$23.9	$38.1

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Three months ended September 30, 2008

Income (loss) from continuing operations before taxes	$2.5	$(52.8)	$4.5
Interest expense	2.3	14.5	56.3
Interest income	(0.1)	(2.5)	(0.6)
Depreciation and amortization	2.6	1.9	65.6
Restructuring and other severance costs	0.4	0.4	3.4
Systems/organization establishment expenses	0.1	0.8	3.7
Inventory write-up charges	—	—	3.7
(Gain) loss on sale of assets and other	—	(2.3)	(2.7)
Acquired in-process research and development		—	2.8
Foreign exchange loss (gain), net	—	25.8	26.5
Other	0.1	0.1	—
Adjusted EBITDA from continuing operations	7.9	(14.1)	163.2
Discontinued operations - Pool and Spa Chemicals	—	—	2.7
Total Adjusted EBITDA	$7.9	$(14.1)	$165.9

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Nine months ended September 30, 2009

Income (loss) from continuing operations before taxes	$59.7	$(8.6)	$(14.2)	$(1.5)
Interest expense	49.5	22.7	21.4	26.3
Interest income	(0.9)	0.3	(0.4)	(0.4)
Depreciation and amortization	54.9	46.4	56.2	38.1
Restructuring and other severance costs	4.4	5.6	0.1	5.5
Systems/organization establishment expenses	0.6	1.7	2.5	0.3
Loss on early extinguishment of debt, net	11.6	2.4	—	7.2
Gain on sale of assets and other	(0.3)	—	—	—
Foreign exchange gain, net	(6.0)	—	—	(0.2)
Other	2.4	0.7	—	—
Total Adjusted EBITDA	$175.9	$71.2	$65.6	$75.3

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Nine months ended September 30, 2009

Income (loss) from continuing operations before taxes	$8.7	$(36.4)	$7.7
Interest expense	7.4	5.3	132.6
Interest income	—	0.2	(1.2)
Depreciation and amortization	8.3	4.6	208.5
Restructuring and other severance costs	0.2	0.2	16.0
Systems/organization establishment expenses	—	0.4	5.5
Loss on early extinguishment of debt, net	0.8	4.6	26.6
Gain on sale of assets and other	—	—	(0.3)
Foreign exchange gain, net	—	(9.2)	(15.4)
Other	0.1	2.4	5.6
Total Adjusted EBITDA	$25.5	$(27.9)	$385.6

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Nine months ended September 30, 2008

Income (loss) from continuing operations before taxes	$148.7	$13.1	$(9.0)	$59.2
Interest expense	41.0	22.6	26.6	26.4
Interest income	(0.9)	1.1	(0.1)	(0.1)
Depreciation and amortization	51.0	50.9	39.3	35.6
Restructuring and other severance costs	0.8	3.2	—	0.9
Systems/organization establishment expenses	1.4	3.6	0.7	0.3
Inventory write-up charges	0.6	1.5	2.1	—
(Gain) loss on sale of assets and other	(0.5)	—	0.8	0.2
Acquired in-process research and development	—	2.8	—	—
Foreign exchange loss (gain), net	—	0.1	(0.1)	(0.9)
Other	(0.7)	0.6	(0.1)	(0.1)
Adjusted EBITDA from continuing operations	241.4	99.5	60.2	121.5
Discontinued operations - Pool and Spa Chemicals	—	5.1	—	—
Total Adjusted EBITDA	$241.4	$104.6	$60.2	$121.5

	Specialty	Corporate and
($ in millions)	Compounds	other	Consolidated
Nine months ended September 30, 2008

Income (loss) from continuing operations before taxes	$10.8	$(73.1)	$149.7
Interest expense	6.9	16.2	139.7
Interest income	(0.4)	(3.8)	(4.2)
Depreciation and amortization	8.3	5.5	190.6
Restructuring and other severance costs	0.4	0.4	5.7
Systems/organization establishment expenses	0.3	0.8	7.1
Inventory write-up charges	—	—	4.2
(Gain) loss on sale of assets and other	—	(2.3)	(1.8)
Acquired in-process research and development	—	—	2.8
Foreign exchange loss (gain), net	—	13.1	12.2
Other	0.4	1.4	1.5
Adjusted EBITDA from continuing operations	26.7	(41.8)	507.5
Discontinued operations - Pool and Spa Chemicals	—	—	5.1
Total Adjusted EBITDA	$26.7	$(41.8)	$512.6

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss) Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income (loss) attributable to Rockwood Holdings, Inc.	$10.1	$(3.3)	$10.3	$102.4
Net loss attributable to noncontrolling interest	(0.6)	(1.0)	(6.2)	(0.4)
Net income (loss)	9.5	(4.3)	4.1	102.0
Income tax provision	13.0	10.3	6.9	50.6
Loss (income) from discontinued operations, net of tax	0.1	(1.5)	(3.3)	(2.9)
Income from continuing operations before taxes	22.6	4.5	7.7	149.7
Interest expense	54.0	56.3	132.6	139.7
Interest income	(0.4)	(0.6)	(1.2)	(4.2)
Depreciation and amortization	71.5	65.6	208.5	190.6
Restructuring and other severance costs	4.2	3.4	16.0	5.7
Systems/organization establishment expenses	2.4	3.7	5.5	7.1
Inventory write-up charges	—	3.7	—	4.2
Loss on early extinguishment of debt, net	0.9	—	26.6	—
Gain on sale of assets and other	(0.4)	(2.7)	(0.3)	(1.8)
Acquired in-process research and development	—	2.8	—	2.8
Foreign exchange (gain) loss, net	(4.5)	26.5	(15.4)	12.2
Other	0.8	—	5.6	1.5
Adjusted EBITDA from continuing operations	151.1	163.2	385.6	507.5
Discontinued operations - Pool and Spa Chemicals	—	2.7	—	5.1
Total Adjusted EBITDA	$151.1	$165.9	$385.6	$512.6

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income (Loss) /Diluted Earnings (Loss) Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	September 30, 2009		September 30, 2008
	Net Income from Continuing	Diluted EPS	Net Loss from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$10.2	$0.14	$(4.8)	$(0.06)

Adjustments to expenses from continuing operations:
Restructuring and other severance costs	3.2	0.04	2.4	0.03
Systems/organization establishment expenses	1.6	0.02	3.0	0.04
Tax allocation from other comprehensive income	1.3	0.02	—	—
Mark-to-market swap loss	1.0	0.01	10.5	0.14
Loss on early extinguishment of debt, net	0.7	0.01	—	—
Foreign exchange losses on financing activities	—	—	29.8	0.39
Inventory write-up charges	—	—	2.1	0.02
Other	0.7	0.01	1.8	0.02
Subtotal	8.5	0.11	49.6	0.64

Adjustments to income from continuing operations:
Foreign exchange gains on financing activities	(3.3)	(0.04)	—	—
Impact of tax rate changes	(1.1)	(0.02)	—	—
Tax allocation from other comprehensive income	—	—	(7.5)	(0.10)
Gains on asset sales and other	(0.3)	—	(2.6)	(0.03)
Subtotal	(4.7)	(0.06)	(10.1)	(0.13)

Total adjustments	3.8	0.05	39.5	0.51

As adjusted	$14.0	$0.19	$34.7	$0.45

Weighted average number of diluted shares outstanding		75,520		76,867 (a)

(a) The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive.  However, on an adjusted basis, these awards are dilutive; normalized diluted shares outstanding were 76,867 compared to as reported diluted shares outstanding of 74,039.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share from Continuing Operations Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Nine Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2008
	Net Income from Continuing	Diluted EPS	Net Income from Continuing	Diluted EPS
	Operations Attributable	from	Operations Attributable	from
	to Rockwood	Continuing	to Rockwood	Continuing
	Holdings, Inc.	Operations	Holdings, Inc.	Operations
As reported	$7.0	$0.09	$99.5	$1.30

Adjustments to expenses from continuing operations:
Loss on early extinguishment of debt, net	19.4	0.26	—	—
Restructuring and other severance costs	12.5	0.17	4.2	0.05
Systems/organization establishment expenses	3.8	0.05	5.9	0.08
Foreign exchange losses on financing activities	—	—	17.5	0.23
Mark-to-market swap loss	—	—	6.5	0.08
Inventory write-up charges	—	—	2.5	0.03
Other	4.3	0.06	3.3	0.04
Subtotal	40.0	0.54	39.9	0.51

Adjustments to income from continuing operations:
Foreign exchange gains on financing activities	(19.8)	(0.27)	—	—
Mark-to-market swap gain	(3.2)	(0.04)	—	—
Impact of tax rate changes	(1.9)	(0.03)	—	—
Tax allocation from other comprehensive income	(0.3)	—	(7.9)	(0.10)
Gains on asset sales and other	(0.2)	—	(1.9)	(0.02)
Subtotal	(25.4)	(0.34)	(9.8)	(0.12)

Total adjustments	14.6	0.20	30.1	0.39

As adjusted	$21.6	$0.29	$129.6	$1.69

Weighted average number of diluted shares outstanding		74,372		76,795